Exhibit 99.2

Q3 2015 Earnings Summary November 5, 2015 ™ Trademark of Trinseo S.A. or its affiliates

Introductions & Disclosure Rules 2 Disclosure Rules Cautionary Note on Forward-Looking Statements. This presentation contains forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward- looking statements may be identified by the use of words like “expect,” “anticipate,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 under Part I, Item 1A — “Risk Factors” and elsewhere in that report . As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including Adjusted EBITDA, Adjusted EBITDA excluding inventory revaluation, Adjusted Net Income (loss), and Adjusted EPS - Diluted. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance. We have provided a reconciliation of these measures in the Appendix section of this presentation. Introductions Chris Pappas, President & CEO John Feenan, Executive Vice President & CFO David Stasse, Vice President, Treasury & Investor Relations

Trinseo Overview

TRINSEO

Q3'15 Net Sales: $1,028MM
Q3'15 Adj EBITDA: $116MM
Q3'15 Adj EBITDA ex Reval: $144MM
Q3'15 Adj EPS: $1.07

Performance Materials
Net Sales: $561MM
Adj EBITDA: $66MM
Adj EBITDA ex Reval: $72MM

Latex
Net Sales: $255MM
Adj EBITDA: $24MM

- Q3 YTD volume up 2% versus prior year
- Return to normalized EBITDA levels in second half
- Price increases announced
- Asset closure and other cost reductions underway

Synthetic Rubber
Net Sales: $126MM
Adj EBITDA: $27MM

- 11% YoY volume growth
- Continued shift towards differentiated grades
- Return to normalized EBITDA after Q2 planned maintenance

Performance Plastics
Net Sales: $180MM
Adj EBITDA: $15MM

- Q3 YTD volume up 2% versus prior year
- Margin impacted by price lag
- Anticipate higher EBITDA in Q4 due to lower raw material cost

Basic Plastics & Feedstocks
Net Sales: $467MM
Adj EBITDA: $70MM
Adj EBITDA ex Reval: $93MM

- Strong styrene margins continued through Q3
- Polycarbonate margin improvement of $250/MT versus Q2
- Americas Styrenics
  - $32MM equity earnings
  - $42.5MM dividend

Sustained higher margins in BP&F, including Americas Styrenics
Performance Materials returned to expected run rate
Significant inventory revaluation

Note: Division and Segment Adjusted EBITDA excludes Corporate Segment Adjusted EBITDA of ($21)MM. Totals may not sum due to rounding.

3

Financial Review John Feenan EVP & CFO

Trinseo Quarterly Results 5 Record LTM Adjusted EBITDA (w/ and w/o Inventory Revaluation) $MM $MM $62 $104 $151 $122 $144 $0 $25 $50 $75 $100 $125 $150 $175 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Adj EBITDA ex Inv Reval $303 $326 $395 $440 $522 $0 $100 $200 $300 $400 $500 $600 Q3'14 LTM Q4'14 LTM Q1'15 LTM Q2'15 LTM Q3'15 LTM LTM Adj EBITDA ex Inv Reval ($ in millions, unless noted) Q3'15 Q2'15 Q3'14 Volume (MM Lbs) 1,327 1,323 1,315 Adjusted EBITDA $116 $151 $62 Adjusted EBITDA ex. Inv Reval $144 $122 $62 Adjusted EPS ($) $1.07 $1.61 $0.01

Key Points Returned to trend EBITDA Continued steady volumes Cost actions underway Price increases announced Latex 6 $MM NOTE: Totals may not sum due to rounding. Volume in millions of pounds. $255 $248 $328 $24 $15 $26 $0 $50 $100 $150 $200 $250 $300 $350 Q3'15 Q2'15 Q3'14 Revenue Adjusted EBITDA 312 307 Revenue Bridge Volume Price FX Total YoY (1)% (16)% (6)% (22)% QoQ (2)% 4% 1% 3% 309 Volume

Key Points Q3 YTD volume up 8% Record enhanced SSBR volume – Q3 YTD up 28% EBITDA return to more normalized run rate after Q2 planned maintenance Synthetic Rubber 7 NOTE: Totals may not sum due to rounding. Volume in millions of pounds. $MM 136 153 152 $126 $115 $155 $27 $18 $27 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 Q3'15 Q2'15 Q3'14 Revenue Adjusted EBITDA Revenue Bridge Volume Price FX Total YoY 13% (18)% (13)% (19)% QoQ (0)% 8% 2% 9%

Key Points YTD volume growth of 4% excluding Latin America North American / European auto markets solid EBITDA decline driven by price lag and inventory revaluation Performance Plastics 8 NOTE: Totals may not sum due to rounding. Volume in millions of pounds. $MM 150 144 $180 $185 $208 $15 $21 $19 $0 $50 $100 $150 $200 $250 Q3'15 Q2'15 Q3'14 Revenue Adjusted EBITDA Revenue Bridge Volume Price FX Total YoY (1)% (7)% (6)% (13)% QoQ (4)% 0% 1% (3)% 145

Key Points High Europe styrene margins continued through Q3 Polycarbonate margins increased ~ $250/MT vs Q2 Strong Q3 Americas Styrenics equity income of $33 million; record dividend of $42.5 million Basic Plastics & Feedstocks 9 NOTE: Totals may not sum due to rounding. Volume in millions of pounds. Adjusted EBITDA includes earnings and losses from equity affiliates (Americas Styrenics & Sumika Styron). Volume Segment Polymers $MM $467 $480 $614 $70 $122 $4 $0 $100 $200 $300 $400 $500 $600 $700 Q3'15 Q2'15 Q3'14 Revenue Adjusted EBITDA 725 539 708 557 724 493 Revenue Bridge Volume Price FX Total YoY (2)% (13)% (9)% (24)% QoQ (1)% (3)% 1% (3)%

Balance Sheet and Cash Flow 10 Liquidity ($MM) Net Leverage(3) (1) Free Cash Flow = cash from operating activities + cash from investing activities – change in restricted cash. 2014 value of $81MM excludes approximately $56MM of termination fees for Latex JV Option and Bain Advisory Agreement. (2) A/R Securitization facility commitment of $200MM ($153MM available at Q3’15) and Revolving Credit facility commitment of $325MM ($313MM available at Q3’15). NOTE: Totals may not sum due to rounding. (3) Net Leverage = (Total Debt – Cash & Cash Equivalents) / LTM Adjusted EBITDA Summary Q3 free cash flow of $95 million $42.5 million Q3 dividend from Americas Styrenics Net leverage expected to be below 2x at year end Unused Borrowing Facilities(2) Cash & Cash Equivalents Free Cash Flow ($MM) (1) $81 Call premium related to refinancing $284 $787 $77 $170 $25 $216 $56 $69 2012 2013 2014 LTM Q3'15 $321 $466 Q3'15 4.8x 4.1x 3.8x 2.2x 2012 2013 2014 LTM Q3'15

Outlook Expectations Chris Pappas President & CEO

Europe and Asia Styrene Margin Trends 12 Styrene Ethylene Benzene SM Margin Western Europe Margin Styrene Ethylene Benzene SM Margin Asia Margin Q3 to Q4 $(75)/MT Q3 to Q4 $(175)/MT Source: IHS. (1) Styrene: W. Europe Contract Monthly Market (Delivered W. Europe); Benzene: 50% W. Europe Spot Avg (CIF NW Europe / Basis ARA) and 50% W. Europe Contract – Market (FOB/CIF W. Europe); Ethylene: W. Europe Contract – Market Pipeline (Delivered W. Europe). (2) Styrene: NE Asia Avg Spot Posting (CFR China); Benzene: NE Asia Spot Avg (FOB S. Korea); Ethylene: NE Asia Spot Avg (CFR NE Asia). Margin: Styrene less 80% * Benzene less 30% * Ethylene. 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 Jan-13 Feb-13 Mar-13 Apr-13 May-13 Jun-13 Jul-13 Aug-13 Sep-13 Oct-13 Nov-13 Dec-13 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Styrene Margin - USD/MT USD/MT 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 Jan-13 Feb-13 Mar-13 Apr-13 May-13 Jun-13 Jul-13 Aug-13 Sep-13 Oct-13 Nov-13 Dec-13 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Styrene Margin - USD/MT USD/MT

Q4 2015 Expectations

TRINSEO

Adj EBITDA ($MM)

		Adj EBITDA ($MM)	
Performance Materials	Latex	~$20	Price increases announced Cost initiatives being implemented
Performance Materials	Synthetic Rubber	~$25	Very strong high-performance tire market Continued favorable mix shift
Performance Materials	Performance Plastics	$25 - $30	Higher sequential margin due to lower raw material cost
Basic Plastics & Feedstocks		$55 - $65	Moderating styrene margins Continued higher PC margins Lower JV performance due to decreasing styrene margins
Corporate		~$(20)	Consistent with recent levels

$110MM - $120MM Q4 Adj EBITDA
$485MM - $495MM 2015 Adj EBITDA
$270MM - $290MM 2015 Free Cash Flow (excluding call premium)

13

2016 Expectations 14 Basic Plastics & Feedstocks Corporate Styrene margins provide upside from current levels Continued stronger polycarbonate margins Solid JV performance Adj EBITDA similar to 2015 (with styrene margin upside potential) Continued strong free cash generation Consistent with recent levels Performance Materials 5% Adjusted EBITDA growth Realization of Latex actions Continued strong volume and margins in Synthetic Rubber No significant turnarounds Modest growth in Performance Plastics Cash ~ $75MM cash interest ~ $80MM cash taxes ~ $150MM capital expenditures

Q&A

Appendix

US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'13	Q2'13	Q3'13	Q4'13	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	2013	2014
Net Income (Loss)	**(9.7)**	**(28.1)**	**4.9**	**10.6**	**17.1**	**(44.6)**	**(10.1)**	**(29.7)**	**37.7**	**0.8**	**52.1**	**(22.2)**	**(67.3)**
Interest expense, net	32.3	33.7	32.9	33.1	32.8	32.6	30.1	29.4	28.9	25.6	19.5	132.0	124.9
Provision for (benefit from) income taxes	(0.1)	2.2	6.0	13.8	12.8	5.5	3.7	(2.1)	17.9	7.5	21.2	21.8	19.7
Depreciation and amortization	23.9	24.0	23.2	24.2	23.7	27.1	27.8	24.9	22.5	21.7	23.0	95.2	103.7
EBITDA	**46.4**	**31.8**	**67.0**	**81.7**	**86.4**	**20.6**	**51.5**	**22.5**	**107.0**	**55.6**	**115.8**	**226.8**	**181.0**
Loss on extinguishment of long-term debt	20.7	-	-	-	-	-	7.4	-	-	95.2	-	20.7	7.4
Other non-recurring items	1.1	-	-	(0.4)	-	32.5	1.9	3.9	1.3	0.6	0.3	0.8	38.4
Restructuring and other charges	-	6.5	2.6	1.8	0.5	2.1	0.8	6.6	0.5	(0.1)	0.1	10.8	10.0
Net (gains) / losses on dispositions of businesses and assets	-	3.2	1.0	-	-	-	-	(0.6)	-	-	-	4.2	(0.6)
Fees paid pursuant to advisory agreement	1.2	1.2	1.2	1.2	1.2	24.2	-	-	-	-	-	4.7	25.4
Asset impairment charges or write-offs	-	0.7	-	9.2	-	-	-	-	-	-	-	9.9	-
Adjusted EBITDA	**69.4**	**43.4**	**71.8**	**93.5**	**88.1**	**79.4**	**61.6**	**32.4**	**108.8**	**151.3**	**116.2**	**277.9**	**261.6**
Inventory Revaluation	(0.2)	26.2	26.4	(12.0)	(5.6)	(2.6)	0.8	71.8	42.1	(29.4)	28.3	40.4	64.4
Adjusted EBITDA Ex Inv Reval	**69.3**	**69.6**	**98.2**	**81.5**	**82.5**	**76.8**	**62.4**	**104.2**	**150.9**	**121.9**	**144.5**	**318.3**	**326.0**
Adjusted EBITDA to Adjusted Net Income													
Adjusted EBITDA	**69.4**	**43.4**	**71.8**	**93.5**	**88.1**	**79.4**	**61.6**	**32.4**	**108.8**	**151.3**	**116.2**	**277.9**	**261.6**
Interest expense, net	32.3	33.7	32.9	33.1	32.8	32.6	30.1	29.4	28.9	25.6	19.5	132.0	124.9
Provision for (benefit from) income taxes - Adjusted	4.9	3.9	5.2	14.4	12.0	10.1	5.4	1.8	18.3	25.5	22.3	28.4	29.4
Depreciation and amortization - Adjusted	23.9	23.9	23.2	24.2	23.7	25.8	25.6	24.5	22.3	21.6	22.1	95.2	99.6
Adjusted Net Income	**8.3**	**(18.1)**	**10.5**	**21.8**	**19.6**	**10.9**	**0.5**	**(23.3)**	**39.3**	**78.6**	**52.3**	**22.3**	**7.7**
Wtd Avg Shares - Diluted (000)	*37,270*	*37,270*	*37,270*	*37,270*	*37,270*	*38,912*	*50,063*	*48,770*	*48,851*	*48,907*	*48,989*	*37,270*	*43,476*
Adjusted EPS - Diluted ($)	*0.22*	*(0.49)*	*0.28*	*0.58*	*0.53*	*0.28*	*0.01*	*(0.48)*	*0.80*	*1.61*	*1.07*	*0.60*	*0.18*
Adjustments by Statement of Operations Caption													
Loss on extinguishment of long-term debt	*20.7*	-	-	-	-	-	*7.4*	-	-	*95.2*	-	*20.7*	*7.4*
Selling, general and administrative expenses	*1.2*	*8.4*	*3.8*	*12.2*	*1.7*	*26.3*	*2.7*	*10.5*	*1.8*	*0.5*	*0.4*	*25.5*	*41.3*
Other expense (income), net	*1.1*	*3.2*	*1.0*	*(0.4)*	-	*32.5*	-	*(0.6)*	-	-	-	*4.9*	*31.9*
Total EBITDA Adjustments	***23.0***	***11.6***	***4.8***	***11.8***	***1.7***	***58.8***	***10.1***	***9.9***	***1.8***	***95.7***	***0.4***	***51.1***	***80.6***

NOTE: Totals may not sum due to rounding.

17

Selected Segment Information 18 NOTE: Totals may not sum due to rounding. LTM (in $millions, unless noted) Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 2013 2014 Q3'15 Latex 307 305 310 288 299 295 309 289 305 312 307 1,210 1,193 1,214 Synthetic Rubber 137 125 128 133 155 142 136 135 162 153 152 523 568 602 Performance Plastics 140 150 145 144 144 147 145 145 150 150 144 579 581 589 Performance Materials 584 580 583 566 598 584 591 569 617 616 603 2,312 2,342 2,405 Basic Plastics & Feedstocks 727 731 699 652 746 743 725 654 793 708 724 2,810 2,867 2,879 Trade Volume (MMLbs) 1,311 1,311 1,282 1,218 1,344 1,327 1,315 1,223 1,411 1,323 1,327 5,122 5,210 5,284 Latex 357 345 332 308 326 321 328 286 238 248 255 1,341 1,261 1,026 Synthetic Rubber 176 156 142 148 177 165 155 137 129 115 126 622 634 508 Performance Plastics 196 208 201 203 202 210 208 202 197 185 180 808 821 764 Performance Materials 729 709 675 658 705 695 691 624 565 548 561 2,771 2,716 2,298 Basic Plastics & Feedstocks 663 652 634 587 654 645 614 498 454 480 467 2,536 2,412 1,900 Net Sales 1,392 1,362 1,309 1,245 1,359 1,341 1,305 1,122 1,018 1,029 1,028 5,307 5,128 4,197 Latex 27 29 27 24 26 27 26 18 21 15 24 106 97 79 Synthetic Rubber 31 28 13 42 43 37 27 30 26 18 27 113 137 102 Performance Plastics 13 10 17 21 17 17 19 16 25 21 15 62 69 77 Performance Materials 71 67 56 87 87 81 72 65 73 55 66 281 304 258 Basic Plastics & Feedstocks 11 8 52 33 23 16 4 (12) 59 122 70 103 31 240 Corporate (13) (31) (37) (27) (21) (17) (15) (20) (23) (25) (21) (107) (73) (90) Adjusted EBITDA 69 43 72 93 88 79 62 32 109 151 116 278 262 409 Performance Materials 71 77 79 77 82 80 73 85 93 48 72 304 319 298 Basic Plastics & Feedstocks 11 23 56 31 22 13 4 40 81 99 93 121 79 313 Corporate (13) (31) (37) (27) (21) (17) (15) (20) (23) (26) (21) (107) (73) (90) Adjusted EBITDA excl Inv Reval 69 70 98 81 83 77 62 104 151 122 144 318 326 522 Basic Plastics & Feedstocks 3 9 15 12 15 5 9 18 37 41 33 39 48 129 Equity in earnings (losses) of affiliates 3 9 15 12 15 5 9 18 37 41 33 39 48 129